Exhibit (23)(e)
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-153353-03) of Consumers Energy Company and in the related Prospectus of our report dated February 21, 2007, with respect to the consolidated financial statements and schedule of Consumers Energy Company for the year ended December 31, 2006 included in this Annual Report (Form 10-K) for the year ended December 31, 2008.
/s/ Ernst & Young LLP
Detroit, Michigan
February 23, 2009